UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

The Carlyle Group L.P.

(Exact Name of Registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.		20004-2505
(Address of principal executive office)		(Zip Code)

(202) 729-5626

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, The Carlyle Group issued a press release announcing that effective January 1, 2018, Kewsong Lee and Glenn A. Youngkin will become Co-Chief Executive Officers. At that time, Messrs. Lee and Youngkin also will become members of the Board of Directors (the “Board”) of Carlyle Group Management L.L.C., the general partner (the “General Partner”) of The Carlyle Group L.P. (the “Partnership” and, together with the General Partner, “Carlyle”). Mr. Lee also will become chairman of Carlyle’s Executive Group. Mr. Youngkin will continue to serve as a member of the Executive Group. In connection with the appointments of Messrs. Lee and Youngkin, effective January 1, 2018, David M. Rubenstein and William E. Conway, Jr. will transition from their current roles as Co-Chief Executive Officers and will become Co-Executive Chairmen of the Board and Daniel A. D’ Aniello will transition to become Chairman Emeritus of the Board. Each of Messrs. Rubenstein, Conway and D’Aniello will continue to serve as members of Carlyle’s Executive Group. Mr. Conway, who currently serves as Carlyle’s Chief Investment Officer, will become Carlyle’s Co-Chief Investment Officer and, as further described below, will be joined in such role by Peter J. Clare, who currently serves as Managing Director, Deputy Chief Investment Officer of Carlyle’s Corporate Private Equity segment and as the Co-Head of the U.S. Buyout group.

Mr. Lee, age 52, currently serves as Deputy Chief Investment Officer of Carlyle’s Corporate Private Equity segment and Head of the Global Market Strategies segment. Prior to joining Carlyle in 2013, Mr. Lee was a partner at Warburg Pincus and was a member of its Executive Management Group. During his 21 years at Warburg, Mr. Lee led the Consumer, Industrial and Services group, and was actively involved in Warburg’s financial services efforts, capital markets group and the development of its buyout practice. Mr. Lee serves on the Board of the Lincoln Center Theater, where he is President. He also serves on Harvard’s Global Advisory Council and the University Campaign Steering Committee and is the lead director of Arch Capital Group. Mr. Lee has recently served as a Trustee of Choate Rosemary Hall, as well as on numerous corporate boards including Transdigm, Aramark and Neiman Marcus. Mr. Lee received an AB in applied mathematics in economics from Harvard College and an M.B.A. from the Harvard Business School.

Mr. Youngkin, age 50, currently serves as President and Chief Operating Officer of Carlyle and has served in such capacity since June 2015. Mr. Youngkin also serves on Carlyle’s Executive Group. From June 2014 to May 2015, Mr. Youngkin served as Co-President and Co-Chief Operating Officer. From March 2011 until June 2014, Mr. Youngkin served as Chief Operating Officer. From October 2010 until March 2011, Mr. Youngkin served as Carlyle’s interim principal financial officer. From 2005 to 2008, Mr. Youngkin was the Global Head of the Industrial Sector investment team. From 2000 to 2005, Mr. Youngkin led Carlyle’s buyout activities in the United Kingdom and from 1995 to 2000, he was a member of the U.S. buyout team. Prior to joining Carlyle in 1995, Mr. Youngkin was a management consultant with McKinsey & Company and he also previously worked in the investment banking group at CS First Boston. Mr. Youngkin previously has served on the Board of Directors of numerous Carlyle portfolio companies. Mr. Youngkin also serves on the Board of Governors of the National Cathedral School, the Dean’s Advisory Board at Harvard Business School, the Board of Directors of Meadowkirk, Inc. and the Rice Management Company and as Church Warden of the Vestry of Holy Trinity Church. Mr. Youngkin received a B.S. in mechanical engineering and a B.A. in managerial studies from Rice University and an M.B.A. from the Harvard Business School, where he was a Baker Scholar.

As senior Carlyle professionals, Messrs. Lee and Youngkin make investments in and alongside Carlyle investment funds as described in our Annual Report on Form 10-K for the year ended December 31, 2016. Mr. Youngkin also is a limited partner of Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P. (collectively, “Carlyle Holdings”) and he and his investment vehicles may exchange their limited partner interests in Carlyle Holdings for common units of the Partnership pursuant to an Exchange Agreement and receive certain payments in connection therewith pursuant to a Tax Receivable Agreement, which agreements have been disclosed in Carlyle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. In the normal course of business, Carlyle personnel may make use of an airplane owned by an entity controlled by Mr. Lee. Mr. Lee paid for the purchase of the airplane and bears all operating, personnel and maintenance costs associated with his operation for personal use. Payment by Carlyle for the business use of the airplane by Mr. Lee and other Carlyle personnel is made at market rates.

Effective on January 1, 2018 in connection with their respective new appointments, the Board has approved new compensation arrangements for Messrs. Lee and Youngkin and, on October 23, 2017, Carlyle entered into employment agreements with each of Messrs. Lee and Youngkin related to their service as our Co-Chief Executive Officers (together, the “Co-CEOs”). The compensation arrangements for the Co-CEOs were designed to further align their interests with our investors. The material terms of the employment agreements are summarized below. The employment agreements each provide for a five-year term commencing on January 1, 2018 and continuing until December 31, 2022 or until such employment agreement is otherwise terminated in accordance with its terms (the “Term”).

Under the employment agreements, each Co-CEO will receive a base salary of $275,000, which may be increased from time to time by the Board. In addition, during the Term, each Co-CEO will be eligible to receive an annual cash bonus equal to the distributions per common unit of the Partnership paid with respect to the applicable calendar year multiplied by 2,500,000 (subject to equitable adjustment by the Board in order to account for distributions, splits, reorganizations, recapitalizations, mergers, consolidations, spin-offs, combinations, exchanges or other similar events; and, following a Change of Control (as defined in the Second Amended and Restated Agreement of Limited Partnership of Partnership, dated as of September 13, 2017), the parties must negotiate and agree to an adjustment such that after the Change of Control the bonus opportunity is no less favorable to the Co-CEO than prior to the Change of Control).

Subject to Board approval in 2018, each of the Co-CEOs will receive on or prior to February 28, 2018, a one-time grant of time-vesting deferred restricted common units of the Partnership (“DRUs”) with respect to 1,250,000 common units of the Partnership and a one-time performance-vesting DRU award with respect to a target of 1,250,000 common units of the Partnership, in each case under the Partnership’s 2012 Equity Incentive Plan. The time-vesting DRUs generally will vest in equal installments over five years, subject to the continued employment of the Co-CEO. The performance-vesting DRUs generally will vest annually in five equal target installments, subject to the continued employment of the Co-CEO, with the opportunity to earn between 0% and 200% of the target amount of the performance-vesting DRUs based on the level of achievement of specified performance metrics that will be set by the Board at the beginning of each performance year. Following a Change of Control, the parties must agree on performance measures that provide for a threshold, target and maximum opportunity that is substantially similar to the opportunity in place prior to the Change of Control. Any performance-vesting DRUs earned will vest upon Board certification of the applicable performance metrics for the prior year.

Upon a termination of employment by a Co-CEO for Good Reason (as defined in the employment agreements) or by Carlyle without Cause (as defined in the employment agreements), subject to the execution of a release and compliance with certain restrictive covenants, a portion of such Co-CEO’s time-vesting and performance-vesting DRUs will vest (at target with respect to performance-vesting DRUs) on the next scheduled vesting date following the date of such termination, in an amount equal to: (i) the amount that would have vested on such vesting date had such Co-CEO remained employed through such date plus (ii) if such termination occurs in the first four years of the Term, a pro rata portion of the DRUs related to the portion of the year of termination prior to termination (or, if such termination occurs in the January or February prior to the scheduled vesting date in such year, 12 months). If such a termination occurs following a Change of Control during the Term, a Co-CEO will vest in an additional year of DRUs (both time-vesting DRUs and performance-vesting DRUs (at target with respect to performance-vesting DRUs)), but in a maximum amount that is not more than the total number of DRUs granted. Upon the death or disability of a Co-CEO, the time-vesting and performance-vesting DRUs that were granted to such Co-CEO will vest in full (with vesting to occur at the target amount with respect to the performance-vesting DRUs) to the extent not yet vested. Upon a termination of employment of a Co-CEO for Cause, all vested and unvested time-vesting and performance-vesting DRUs of such Co-CEO will be automatically forfeited.

Upon a termination of employment by a Co-CEO for Good Reason or by Carlyle without Cause, such Co-CEO is entitled to receive cash severance, subject to the execution of a release and compliance with certain restrictive covenants, payable over the 12-month severance period (or, if shorter, through the end of the Term) of a monthly amount equal to annual base salary, Average Annual Bonus (as defined in the employment agreements; the Average Annual Bonus is payable in a lump sum in the later of February 2019 or the end of the severance period if termination occurs in the first year of the Term rather than over a 12-month period) and 12-months of COBRA premiums divided by the number of months in the severance period. Upon a termination of employment by a Co-CEO for Good Reason or by Carlyle without Cause or in the case of the death or disability of a Co-CEO, such Co-CEO is also entitled to a prorated portion of his annual bonus for the portion of the year of termination during which the Co-CEO was employed and, if terminated after the end of a calendar year and before payment of the annual bonus for such year, the annual bonus for the prior year.

If a Co-CEO is terminated for any reason other than Cause after the end of the Term, any time-vesting or performance-vesting DRUs that are not yet vested will continue to vest (based on actual performance for the performance-vesting DRUs) and any annual bonus payment for the fifth year of the Term that has not yet been paid will be paid.

The employment agreements include restrictive covenants limiting the Co-CEO’s ability to solicit employees of Carlyle for 12 months following the termination of employment (but not past the occurrence of a Change of Control) or compete with Carlyle or solicit its investors for 12 months following a termination of employment (but not past the earlier of the end of the Term or the occurrence of a Change of Control). The Co-CEOs are also subject to confidentiality covenants and may not disclose publicly or discuss our fundraising efforts or the name of any fund vehicle that has not had a final closing with any member of the press. The Co-CEOs and Carlyle are subject to certain cooperation covenants and, during a Co-CEOs employment and for five years following a termination, non-disparagement obligations. The employment agreements also provide for the payment by Carlyle of legal fees incurred by the Co-CEOs in connection with the negotiation of the employment agreements.

Carlyle also is entering into a customary indemnification agreement with Mr. Lee in the same form as that which applies to our other executive officers and to our Board. Mr. Youngkin already is party to such an indemnification agreement with Carlyle.

As referenced above, effective January 1, 2018, Mr. Clare will join Mr. Conway as Carlyle’s Co-Chief Investment Officer and will continue to serve as Co-Head of the U.S. Buyout group. Mr. Clare also will become a member of the Board and will join Carlyle’s Executive Group. Mr. Clare, age 52, currently serves as Managing Director, Deputy Chief Investment Officer of the Corporate Private Equity segment and Co-Head of the U.S. Buyout Group and is based in Washington, D.C. From 1999 to 2001, Mr. Clare was based in Hong Kong and was a founding member of the Carlyle Asia Buyout team and continues to serve on the Carlyle Asia Buyout Investment Committee. In 2001 and 2002, Mr. Clare launched Carlyle’s initial investments in distressed debt, which led to the creation of Carlyle Strategic Partners. From 2004 to 2011, Mr. Clare served as the Global Head of the Aerospace, Defense & Government Services sector team. Prior to joining Carlyle, Mr. Clare was with First City Capital Corporation, a private equity group that invested in buyouts, public equities, distressed bonds and restructurings. Prior to joining First City Capital, he was with the Merchant Banking Group of Prudential-Bache. Mr. Clare is currently a member of the Boards of Directors of Booz Allen Hamilton and Signode Industrial. Mr. Clare has previously served on the boards of CommScope, Inc. and Pharmaceutical Product Development (PPD). Mr. Clare also serves on the Board of Directors of Georgetown University. Mr. Clare is a magna cum laude graduate of Georgetown University and received his M.B.A. from the Wharton School at the University of Pennsylvania.

As a senior Carlyle professional, Mr. Clare makes investments in and alongside Carlyle investment funds as described in our Annual Report on Form 10-K for the year ended December 31, 2016. Mr. Clare also is a limited partner of Carlyle Holdings and he and his investment vehicles may exchange their limited partner interests in Carlyle Holdings for common units of the Partnership pursuant to an Exchange Agreement and receive certain payments in connection therewith pursuant to a Tax Receivable Agreement, which agreements have been disclosed in Carlyle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Carlyle also is entering into a customary indemnification agreement with Mr. Clare in the same form as that which applies to our other executive officers and to our Board.

Item 7.01	Regulation FD Disclosure.

A copy of the press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release of The Carlyle Group, dated October 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP L.P.

By:	Carlyle Group Management L.L.C., its general partner

By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	General Counsel

Date: October 27, 2017

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